SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Hollis-Eden Pharmaceuticals, Inc.

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HOLLIS-EDEN PHARMACEUTICALS, INC.
4435 Eastgate Mall, Suite 400
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2002

TO THE STOCKHOLDERS OF HOLLIS-EDEN PHARMACEUTICALS, INC.:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 21, 2002 at 2:00 p.m. local time at San Diego Marriott La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037 for the following purposes:

1.	To elect two Class II directors to hold office until the 2005 Annual Meeting of Stockholders.

2.	To approve the Company’s 1997 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock reserved for issuance under such plan by 500,000 shares.

3.	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 24, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By	Order of the Board of Directors

Ric	hard B. Hollis
Chairman of the Board, President and Chief
Executive Officer

San Diego, California
May 10, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

HOLLIS-EDEN PHARMACEUTICALS, INC.
4435 Eastgate Mall, Suite 400
San Diego, CA 92121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 21, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, June 21, 2002 at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at San Diego Marriott La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about May 15, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 24, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 24, 2002, the Company had outstanding and entitled to vote 12,922,037 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 4435 Eastgate Mall, Suite 400, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Delivery of this Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Hollis-Eden Pharmaceuticals, Inc.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 10, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2003 Annual Meeting of Stockholders notifies the Company of such matter after March 23, 2003 but before April 22, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

Proposal 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company, having been elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2005 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

Thomas Charles Merigan, Jr., M.D.

Dr. Merigan, age 68, became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as the Company’s Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology Advisory Board, Bristol Myers Squibb Corporation (1989–1995) and Chair, Scientific Advisory Board, Sequel Corp. (1993–1996). In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A. (with honors) from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Brendan R. McDonnell

Mr. McDonnell, age 39, has served as a director of the Company since August 1996. Since 1997, Mr. McDonnell has been of counsel and is currently a partner at Tonkon Torp, LLP, a Northwest based law firm. Mr. McDonnell specializes in representing both private and public emerging growth companies, with focus on the high technology industry. Mr. McDonnell joined Tonkon Torp after working approximately seven years at the law firm of Lane Powell Spears Lubersky and for approximately three years prior to that at the law firm of Brobeck, Phleger & Harrison LLP. Mr. McDonnell is the Chair of the Business Section of the Oregon State Bar and spent two years as an adjunct professor at the Northwestern School of Law of Lewis and Clark College. Mr. McDonnell holds a B.S. in accounting from Loyola Marymount University and a J.D. from the University of California at Davis. He is a member of the California and Oregon State Bar Associations.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2003 Annual Meeting

Richard B. Hollis

Mr. Hollis, age 49, founded Hollis-Eden in August 1994. Mr. Hollis currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President, Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Leonard Makowka M.D., Ph.D., FRCS(C), FACS

Dr. Makowka, age 48, has served as a director of the Company since May 1998. Dr. Makowka has retired from the active practice of medicine and is pursuing investment strategies in healthcare and other technology areas. From 1995 to 1997, Dr. Makowka was the Executive Director of the Comprehensive Liver Disease and Treatment Center and Director of the Liver Transplant Program at St. Vincent’s Medical Center in Los Angeles, CA. Between 1989 and 1995, Dr. Makowka was the Chairman of the Department of Surgery and Director of Transplantation Services at Cedars-Sinai Medical Center in Los Angeles, CA. He was also Professor of Surgery at the UCLA School of Medicine. Beginning in 1985 until relocating to Los Angeles in 1989, Dr. Makowka trained under Dr. Thomas Starzl, the pioneer of liver transplantation, and was appointed as Associate Professor in the Department of Surgery at the University of Pittsburgh. In 1982, Dr. Makowka began his residency at the University of Toronto, where in his final year he was appointed Chief Resident of Surgery. Dr. Makowka received his M.D. from the University of Toronto Medical School, and Masters of Science and Doctorate of Philosophy from the University of Toronto’s Department of Pathology. Dr. Makowka has published over 400 articles and chapters in both clinical and basic scientific research and has lectured widely.

Directors Continuing in Office Until the 2004 Annual Meeting

Salvatore J. Zizza

Mr. Zizza, age 56, has served as a director of the Company since March 1997. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from November 1992 until March 1997, at which time Initial Acquisition Corp. merged with the Company. Mr. Zizza is presently Chairman of the Hallmark Electrical Supplies Corp. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer of Chemical Bank. Mr. Zizza’s current and former directorships include: BioEnvironmental Technologies, The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible Securities Fund, The Gabelli Utility Fund (NYSE), The Gabelli Global

Multimedia Trust (NYSE), Pioneer Window Corp. and St. David’s school. Mr. Zizza received a B.A. in Political Science and a MBA from St. John’s University.

Paul Bagley

Mr. Bagley, age 59, has served as a director of the Company since March 1996. Mr. Bagley is a founding principal of Stone Pine Capital L.L.C., a group that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations, and is also associated with Stone Pine Advisors L.L.C., and Stone Pine Investment Banking L.L.C. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company, from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley controls a United States registered investment advisor, Fiduciary Capital Management, which provides advisory services to two United States business development companies. Mr. Bagley also serves as Chairman of the Board of Directors of EEC, a privately held U.K. based telecommunications company. Mr. Bagley is also a director of Hamilton Lane Advisors, Hamilton Lane Private Equity Partners L.L.C., an Irish Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkeley with a B.Sc. in Business and Economics and from Harvard Business School with a MBA in Finance.

William H. Tilley

Mr. Tilley, age 62, has served as a director of the Company since March 1999. Mr. Tilley currently serves as Chairman and Chief Executive Officer of The Jacmar Companies, a holding company that has operations in equity investments, real estate management and restaurant and wholesale food service. Previously, Mr. Tilley was a senior partner at Tilley and Roth, Certified Public Accountants, which merged with KPMG Peat Marwick. Mr. Tilley holds a B.A. and a MBA from the University of Southern California. He has taught courses and lectured on finance-related topics at a number of universities, including USC and UCLA.

Board Committees and Meetings

During the fiscal year ended December 31, 2001, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

During the fiscal year ended December 31, 2001, each Board member attended 75% or more (with the exception of Mr. Tilley who attended 50%) of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Compensation Committee makes recommendations to the Board concerning executive salaries and incentive compensation, administers the Company’s 1997 Incentive Stock Option Plan and otherwise determines compensation levels and policies and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. McDonnell and Bagley. The Compensation Committee had no meetings in 2001.

The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Company’s Board of Directors. The members of the Audit Committee are Messrs. McDonnell, Bagley and Zizza. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee had one meeting in 2001.

Report of the Audit Committee of the Board of Directors

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The independent accountants discussed with the Audit Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants as well as the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

Re	spectfully submitted by:

AU	DIT COMMITTEE
Bre	ndan R. McDonnell, Chairman
Pau	l Bagely
Sal	vatore J. Zizza

Proposal 2

APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN, AS AMENDED

In February 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1997 Incentive Option Stock Plan (the “1997 Plan”) and reserved an aggregate of 1,000,000 shares of the Company’s Common Stock for issuance thereunder to the Company’s employees. The Board adopted the 1997 Plan so that the Company could grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee, and to allow the Company more flexibility in attracting and retaining qualified employees and promoting the success of the Company’s business. In March 1998, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,000,000 shares to 1,250,000 shares. In February 1999, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 1,250,000 shares to 2,250,000 shares. In March 2000, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,250,000 shares to 2,750,000 shares. In March 2001, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 2,750,000 shares to 3,250,000 shares. Each of the amendments to the 1997 Plan were subsequently approved by the stockholders of the Company.

At February 28, 2002, options (net of canceled or expired options) covering an aggregate of 2,942,391 shares of the Company’s Common Stock had been granted under the 1997 Plan, and 307,609 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1997 Plan. During the last fiscal year, under the 1997 Plan, the Company granted no options to executive officers or directors. The Company granted options to purchase an aggregate of 165,250 shares at exercise prices ranging from $3.53 to $11.84 per share to all other Company employees. Options to purchase an aggregate of 5,000 shares at an exercise price of $4.00 were granted to the Company’s consultants.

In March 2002, the Board approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan from a total of 3,250,000 shares to 3,750,000. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee to allow the Company flexibility in attracting and retaining qualified personnel.

Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1997 Plan are described below.

General

The following description of the 1997 Plan is a summary and is qualified in its entirety by reference to the 1997 Plan. On February 5, 1997, the Company’s Board of Directors adopted the 1997 Plan, which was subsequently approved by the Company’s stockholders on March 26, 1997. The 1997 Plan was amended by the

Board in March 1998, February 1999, March 2000, and March 2001, which amendments were subsequently approved by the Company’s stockholders on May 18, 1998, May 17, 1999, June 23, 2000, and June 29, 2001, respectively.

Purpose

The purpose of the 1997 Plan is to encourage management, employees, directors and consultants associated with the Company (including any successor) to acquire an equity interest in the Company’s business, thereby strengthening their commitment to remain with, or to join, the Company. The 1997 Plan contemplates the grant to employees of “incentive stock options” (“ISO’s”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonqualified stock options (“NSO’s”) to such employees, directors and consultants as the Company’s Compensation Committee deems appropriate.

The 1997 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified or intended to be qualified under Section 401(a) of the Code.

Administration

Administration of the 1997 Plan was delegated to the Company’s Compensation Committee, currently consisting of Mr. McDonnell and Mr. Bagley, each a “disinterested person” within the meaning of Rule 16(b)-3(c)(2)(i) of the Exchange Act. Subject to the terms of the 1997 Plan and such limitations as the Board of Directors may impose, the Compensation Committee shall be responsible for the overall management and administration of the 1997 Plan and shall have such authority as may be necessary or appropriate to carry out its responsibilities, including, without limitation, the authority to (i) determine the persons to whom, and the time or times at which, grants shall be made as well as the terms of ISO’s and NSO’s, (ii) interpret and construe the terms of the 1997 Plan and any instrument thereunder, and (iii) adopt rules and regulations, prescribe forms and take any other actions not inconsistent with the 1997 Plan as it may deem necessary or appropriate.

Stock Subject to the 1997 Plan

Subject to this proposal, an aggregate of 3,750,000 shares of Common Stock is reserved for issuance under the 1997 Plan. If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the 1997 Plan. If the Company reacquires unvested stock issued under the 1997 Plan, the reacquired stock will again become available for reissuance under the 1997 Plan.

Eligibility

Officers, employees and directors of the Company, as well as certain consultants who provide services to the Company, are eligible to participate in the 1997 Plan without regard to length of employment or service. Any such person who is not an “employee” of the Company, within the meaning of Section 422 of the Code, is not eligible to receive ISO’s. No options will be granted after February 4, 2007, the date upon which the 1997 Plan will terminate if it is not terminated earlier by the Board.

Description Of Options

The exercise price of an option granted under the 1997 Plan and the period during which it may be exercised will be determined by the Compensation Committee at the time of grant, subject to the terms and conditions of the 1997 Plan. The exercise price of an ISO, however, shall not be less than the fair market value of the shares subject to such ISO on the date of grant (or 110% of such fair market value in the case of ISO’s granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company).

In no event will options expire later than the expiration of ten years from the date of grant (or five years from the date of grant in the case of ISO’s granted to an individual who is a 10% or greater stockholder of the Company or any parent or subsidiary of the Company). Options that are otherwise exercisable may be exercised in whole or in part.

Upon the occurrence of any of the following: (i) the merger or consolidation of the Company with or into another corporation (pursuant to which the Company’s stockholders immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities) under circumstances where the agreement of merger or consolidation does not provide for (A) the continuance of the options granted under the 1997 Plan or (B) the substitution of new options for options granted under the 1997 Plan, or (C) the assumption of such options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company’s then outstanding voting securities (such sale of assets being referred to as an “Asset Sale”) or (iii) a “change in control” of the Company, then the vesting and exercisability of options theretofore granted and still outstanding (and not otherwise expired) shall accelerate in full immediately prior to such event. All outstanding options that are not exercised prior to such event (other than a Change in Control as defined herein) shall be forfeited as of the effective time of such event.

For purposes of the 1997 Plan, a “change in control of the Company” shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company or (iv) a participant together with all Affiliates and Associates of such participant) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities. The provisions of clause (iv) of the foregoing sentence applies only with respect to the options held by the participant.

If the optionee’s service with the Company terminates, options that are exercisable on such termination date shall remain exercisable until the expiration of three months from such termination date (extended to one year if such termination occurs due to the optionee’s death or disability).

To the extent that the aggregate of (i) the fair market value (determined at the time an ISO is granted) of the shares of the Company’s Common Stock subject to an ISO and (ii) the fair market value (determined as of the date(s) of grant of the options(s)) of all other shares of Common Stock subject to ISO’s granted to an optionee which are exercisable for the first time by an optionee during a calendar year (under all stock option plans of the Company) exceeds $100,000, such ISO’s shall be treated as NSO’s.

Payment For Shares

Payment for shares of the Company’s Common Stock purchased upon exercise of an option must be made in full upon exercise, either in cash or check or in shares of outstanding Common Stock of the Company held for the required time period to avoid a charge to the Company’s reported earnings. The proceeds received by the Company from the sale of shares of its Common Stock pursuant to the 1997 Plan shall be used for general corporate purposes.

Transfer Restrictions

Options other than NSOs are not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of an optionee, an ISO shall be exercisable only by the optionee. An optionee is required to notify the Company if he disposes of shares of the Company’s Common Stock acquired pursuant to the exercise of an ISO within two years of the date the ISO was granted or within one year of the date the ISO was exercised.

Amendment and Termination

The Board may amend or terminate the 1997 Plan at any time or from time to time; provided, however, that unless all required stockholder approvals have been received, no amendment will be made that would (i) increase the maximum number of shares as to which options may be granted, or (ii) reduce the minimum exercise price of an ISO, or (iii) materially modify the requirements as to eligibility for participation. No amendment is permitted which would alter or impair the rights of any optionee under an option granted prior to such amendment, unless the optionee consents thereto.

Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences to an optionee and the Company of the grant and exercise of an option pursuant to the 1997 Plan and the disposition of stock acquired upon exercise of any option. Because the consequences will vary for any number of reasons, the Company urges each optionee to consult his own tax advisor with respect to the tax consequences of such transactions. The following summary does not purport to be complete and does not take into account state or local tax implications.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options

Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense for tax purposes in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

Compensation attributable to stock options with exercise prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

New Plan Benefits

The following table presents certain information with respect to options granted under the 1997 Plan for the fiscal year ended December 31, 2001 to (i) the Company’s Chief Executive Officer, its other four most highly compensated executive officers and one individual who became an executive officer in 2002, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all non-executive officer employees as a group. This information regarding grants for the fiscal year ended December 31, 2001 is for illustration only and may not be indicative of grants that are made in the future under the 1997 plan.

NEW PLAN BENEFITS

1997 Stock Plan

Name and Position	Number of Shares Underlying Options
Mr. Richard B. Hollis	0
Chairman of the Board, President and Chief Executive Officer

Mr. Daniel D. Burgess	0
Chief Financial Officer and Chief Operating Officer

Dr. James M. Frincke	0
Chief Scientific Officer

Mr. Eric J. Loumeau	0
Vice President, Corporate General Counsel

Mr. Robert L. Marsella	0
Vice President, Business Development

Dr. Christopher L. Reading	0
Executive Vice President, Scientific Development

All Executive Officers as a Group	0
All Non-Employee Directors as a Group	0
All Non-Executive Officer Employees as a Group	165,250

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2001.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance
1997 plan	2,327,915	$9.80	921,225
Non plan	3,365,909	$9.77	N/A
Total	5,693,824	$9.78	N/A

Proposal 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since its inception. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP.

Audit Fees.    Audit fees during the fiscal year ended December 31, 2001 were $34,205. Audit fees are defined as the aggregate fees billed by BDO Seidman, LLP, for the audit of the Company’s financial statements for fiscal year end and for the review of the Company’s interim financial statements.

Financial Information Systems Design and Implementation Fees.    During the fiscal year ended December 31, 2001, there were no fees billed to the Company by BDO Seidman, LLP, for information technology consulting.

All Other Fees.    During the fiscal year ended December 31, 2001, the aggregate fees billed by BDO Seidman, LLP, for professional services other than audit and information technology consulting fees was $36,562. These fees were for audit-related expenses such as consents and the review of regulatory filings.

The Audit Committee has determined that the rendering of the non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

The following table sets forth information regarding the Company’s Executive Officers and Senior Management.

Name	Age	Position
Richard B. Hollis	49	Chairman of the Board, President and Chief Executive Officer

Daniel D. Burgess	40	Chief Operating Officer and Chief Financial Officer

James M. Frincke, Ph.D.	51	Chief Scientific Officer

Eric J. Loumeau	39	Vice President, Corporate General Counsel

Robert L. Marsella	49	Vice President, Business Development

Thomas C. Merigan, Jr., M.D.	68	Scientific Advisor and Director

Christopher L. Reading, Ph.D.	54	Executive Vice President, Scientific Development

Dwight R. Stickney, M.D.	59	Medical Director, Oncology

Robert W. Weber	51	Chief Accounting Officer and Vice President—Controller

Richard B. Hollis founded Hollis-Eden in August 1994. Mr. Hollis currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President, Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Daniel D. Burgess became Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. in August 1999. Mr. Burgess joined Hollis-Eden from Nanogen Inc., where he served as Vice President and Chief Financial Officer. Prior to joining Nanogen in 1998, Mr. Burgess spent ten years with Gensia Sicor, Inc. (now Sicor, Inc.) and Gensia Automedics, Inc., a partially owned subsidiary of Gensia Sicor. He served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia Sicor, where he was responsible for finance, investor relations, business development and other administrative functions. During his tenure with Gensia, Mr. Burgess helped transform the company from a research stage company with less than 50 employees into a fully integrated specialty pharmaceutical company with more than $150 million in annual revenues. Mr. Burgess was instrumental in helping Gensia raise over $400 million in various public and private financings and was a key figure in a number of acquisitions and in-licensing and out-licensing transactions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. He received a degree in economics from Stanford University and an MBA from Harvard Business School.

James M. Frincke, Ph.D. joined Hollis-Eden as Vice President, Research and Development in November 1997, was promoted to Executive Vice President in March 1999 and to Chief Scientific Officer in December 2001. Dr. Frincke joined Hollis-Eden from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 20 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters of lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his Ph.D. in Chemistry, from the University of California, Davis. Dr. Frincke completed his postdoctoral work at the University of California, San Diego.

Eric J. Loumeau became Vice President, Corporate General Counsel of Hollis-Eden in September 1999. Mr. Loumeau joined Hollis-Eden from the law firm of Cooley Godward LLP, where he had been primarily responsible for Hollis-Eden’s account for the previous four years. As a partner at Cooley Godward, Mr. Loumeau represented a number of private and public companies in corporate and securities law matters. He joined the firm in 1995 from Skadden, Arps, Slate, Meagher and Flom, where he had been an associate for four years. Mr. Loumeau attended Harvard Law School and the University of California Berkeley, Boalt Hall School of Law where he received a J.D. degree. He holds a Bachelor’s degree in Business Administration with an emphasis in finance from Brigham Young University.

Robert L. Marsella became Vice President of Business Development and Marketing of Hollis-Eden in September 1997. Mr. Marsella has more than 20 years of medical sales, marketing, and distribution experience. From 1994 Mr. Marsella was President of RLM Cardiac Products, an exclusive distributor in the Southwestern United States of various cardiac related hospital products. From 1990 to 1994, he marketed and distributed implantable pacemakers and defibrillators for Telectronics Pacing Systems. From 1987 to 1990, Mr. Marsella served as Regional Manager for Genentech, Inc. and launched ActivaseTM, t-pa (a biopharmaceutical drug) in the Western United States. Prior to joining Genentech, Mr. Marsella marketed intravenous infusion pumps for Imed Corporation for four years. Mr. Marsella began his career in 1980 as a field sales representative and soon after, was promoted to regional sales manager for U.S. Surgical Corporation, Auto Suture division. Mr. Marsella received his B.A. degree from San Diego State University.

Thomas C. Merigan, Jr., M.D. became Scientific Advisor and a director of Hollis-Eden in March 1996 and acts as the Company’s Medical Director for Infectious Diseases. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to the present. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology Aids Advisory Board, Bristol Myers Squibb Corporation (1989-1995) and Chair, Scientific Advisory Board, Sequel Corp. (1993-1996). In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A. (with honors) from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Christopher L. Reading, Ph.D. became Vice President of Scientific Development in January 1999 and was promoted to Executive Vice President, Scientific Development in March 2002. Prior to joining Hollis-Eden, Dr. Reading was Vice President of Product and Process Development at Novartis Inc.-owned, SyStemix Inc., a Bay area biotechnology company. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix, Dr. Reading served on the faculty of M.D. Anderson Cancer Center in Houston for nearly 13 years. His positions have included Associate and Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 50 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds a number of patents for his work with monoclonal antibodies and devices. Dr. Reading received his Ph.D. in biochemistry at The University of California at Berkeley and completed his postdoctoral study in tumor biology at The University of California at Irvine. He earned his B.A. in biology at The University of California at San Diego.

Dwight Stickney, MD, was appointed Medical Director, Oncology in May 2000. Dr. Stickney joined Hollis-Eden from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California where he served as an oncologist since 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology Division from 1997 to 1999 and was a member of the Radiation Study section of the National Institute of Health’s Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinical and Research Foundation in La Jolla, California. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served as Director of the International Order of Forresters Cancer Research Laboratory and on the Board of Directors of the American Cancer Society. Earlier in his career, Dr. Stickney held positions with Burroughs Wellcome, the Centers for Disease Control and academic teaching appointments at The University of California at Los Angeles and The University of California at Riverside. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and a M.D. from Ohio State University. In addition, he is certified as a Diplomat of the American Board of Internal Medicine, Internal Medicine and Hematology and a Diplomat of the American Board of Radiology, Therapeutic Radiology.

Robert W. Weber joined Hollis-Eden in March 1996 and currently serves as Chief Accounting Officer and Vice President-Controller. Mr. Weber has twenty-five years of experience in financial management. Mr. Weber has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor (now PMC Sierra), from 1994 to 1996, and Vice President Finance and Chief Financial Officer for Amercom, a personal computer telecommunications software publishing company, from 1993 to 1994. From 1988 to 1993, Mr. Weber served as Vice President Finance and Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information services and computer automation. Mr. Weber received a B.S. from GMI Institute of Technology (now Kettering University) and a MBA from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of February 28, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise shown, the address of each stockholder listed is in care of the Company at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Richard B. Hollis (2)	3,838,603	27.4%

Robert E. Petersen & Margaret M. Petersen as Trustees for the R. E. & M. Petersen Living Trust Dated 1/17/83 (3)	1,369,508	10.8%
10 Hanover Square, 12th Floor
New York, NY 10005

Terren S. Peizer (4)	1,200,000	8.5%
723 Palisades Beach Rd. # 322
Santa Monica, CA 90402

William H. Tilley (5)	500,000	3.7%

James M. Frincke (6)	291,115	2.2%

Salvatore J. Zizza (7)	256,333	2.0%

Thomas Charles Merigan (8)	223,333	1.7%

Robert L. Marsella (9)	181,803	1.4%

Daniel D. Burgess (10)	154,946	1.2%

Christopher L. Reading (11)	92,102	*

J. Paul Bagley (12)	84,947	*

Eric J. Loumeau (13)	62,749	*

Brendan R. McDonnell (14)	43,333	*

Leonard Makowka (15)	25,000	*

All executive officers and directors as a group (13 persons) (16)	5,921,685	37.3%

*	Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,922,037 shares outstanding on February 28, 2002, adjusted as required by rules promulgated by the SEC.

(2)
Includes 721,668 shares subject to options and 393,250 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 344 shares held under the Company’s 401(m) plan.

(3)
Includes 1,053,149 shares held in the R. E. & M. Petersen Living Trust Dated 1/17/83, 333,359 shares held in the name of Petersen Properties of which R. E. & M. Petersen Living Trust owns 100% of the shares and 10,000 shares held by Mr. Petersen in an individual retirement account.

(4)	Includes 1,200,000 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002.

(5)
Includes 500,000 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of February 28, 2002, held of record by Jacmar/Viking L.L.C. of which Mr. Tilley is a member.

(6)
Includes 277,082 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 394 shares held under the Company’s 401(m) plan in his name, and also 13,473 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 166 shares held under the Company’s 401(m) plan in his spouse’s name.

(7)	Includes 23,333 shares subject to options and 100,000 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of February 28, 2002.

(8)	Includes 223,333 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002.

(9)	Includes 171,459 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 344 shares held under the Company’s 401(m) plan.

(10)	Includes 154,585 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 361 shares held under the Company’s 401(m) plan.

(11)	Includes 91,667 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 405 shares held under the Company’s 401(m) plan.

(12)
Includes 23,333 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002; 500 shares held indirectly through Stone Pine Funding Systems, L.L.C. of which Mr. Bagley is a member of the Board; and 834 shares held indirectly through LHIP Management Company L.L.C. of which Mr. Bagley is the manager.

(13)	Includes 61,598 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 351 shares held under the Company’s 401(m) plan.

(14)	Includes 43,333 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002.

(15)	Includes 25,000 shares subject to options, which are presently exercisable or will become exercisable within 60 days of February 28, 2002.

(16)
Includes 1,976,880 shares subject to options and 993,250 shares subject to warrants, which are presently exercisable or will become exercisable within 60 days of February 28, 2002 and 2,770 shares held under the Company’s 401(m) plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Robert E. Petersen failed to timely file a Form 3 upon becoming a greater than ten percent beneficial owner in January 2000, a Form 4 to report an aggregate of 16 stock purchases made during one month in fiscal year 2000 and two Forms 4 to report 4 stock purchases made during fiscal year 2001. All delinquent reports have subsequently been filed with the SEC.

EXECUTIVE COMPENSATION

Compensation of Directors

Beginning with the year 2000, members of the Board of Directors are compensated $2,500 for attendance at each in-person Board meeting. They also are eligible for reimbursement of their expenses incurred in connection with such attendance in accordance with Company policy.

Compensation of Executive Officers

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2001, and one individual who became an executive officer in 2002, who earned in excess of $100,000 in salary and bonus during the last year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
							Securities Underlying Options/ SARs(#)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Compensation ($)
Mr. Richard B. Hollis	2001	400,000		280,000	–0–		–0–
Chairman of the Board, President and Chief Executive Officer	2000	363,000		250,000	154,973	(1)	160,000
	1999	330,000		225,000	–0–		426,667

Mr. Daniel D. Burgess	2001	264,000		26,400	–0–		–0–
Chief Financial Officer and Chief Operating Officer	2000	240,000		48,000	–0–		50,000
	1999	90,672	(2)	20,000	–0–		165,000

Dr. James M. Frincke	2001	220,000		44,000	–0–		–0–
Chief Scientific Officer	2000	200,000		40,000	–0–		110,000
	1999	181,500		37,000	–0–		64,166

Mr. Eric J. Loumeau	2001	209,000		21,000	–0–		–0–
Vice President—Corporate General Counsel	2000	190,000		38,000	–0–		25,000
	1999	51,042	(3)	50,000	–0–		65,000

Dr. Christopher L. Reading	2001	188,500		38,000	–0–		–0–
Executive Vice President—Scientific Development	2000	171,200		35,000	–0–		25,000
	1999	160,000		24,000	9,171	(4)	90,000

Mr. Robert Marsella	2001	178,000		18,000	–0–		–0–
Vice President—Business Development	2000	161,700		33,000	–0–		55,000
	1999	147,000		30,000	–0–		10,000

(1)
Represents the aggregate amount of accrued and unpaid vacation pay to which Mr. Hollis is entitled pursuant to his employment agreement, for vacation not taken in 1994, 1995, 1996, 1997, 1998 and 1999, which aggregate amount was paid in 2000.

(2)	Mr. Burgess’ employment began in August 1999.

(3)	Mr. Loumeau’s employment began in September 1999.

(4)	Includes tax gross up in the amount of $5,659 and moving expenses of $3,512

STOCK OPTION GRANTS AND EXERCISES

The Company may grant options to its executive officers under its 1997 Plan. As of February 28, 2002, options to purchase a total of 2,942,391 shares were outstanding under the 1997 Plan and options to purchase 307,609 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, or exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(1)
Name					5%	10%
Richard B. Hollis	–0–	0%	N/A	N/A	$0	$0
Daniel D. Burgess	–0–	0%	N/A	N/A	$0	$0
James M. Frincke	–0–	0%	N/A	N/A	$0	$0
Eric J. Loumeau	–0–	0%	N/A	N/A	$0	$0
Christopher L. Reading	–0–	0%	N/A	N/A	$0	$0
Robert L. Marsella	–0–	0%	N/A	N/A	$0	$0

(1)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(3)

	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number Of Securities Underlying Options As Of Fiscal Year-End (#)(2)		Number Of Securities Underlying Options As Of Fiscal Year-End (#)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard B. Hollis	–0–	–0–	707,963	158,704	$1,723,600	$436,800
Daniel D. Burgess	–0–	–0–	144,167	70,833	$45,500	$136,500
James M. Frincke	–0–	–0–	268,310	98,356	$681,575	$286,650
Eric J. Loumeau	–0–	–0–	57,500	32,500	$22,750	$68,250
Christopher L. Reading	–0–	–0–	84,444	30,556	$22,750	$68,250
Robert L. Marsella	10,000	3,500	168,194	41,806	$516,800	$141,050

(1)	Mr. Marsella exercised 10,000 options in April 2001. None of the remaining Named Executive Officers exercised options during the 2001 fiscal year.

(2)	Includes both in-the-money and out-of-the-money options.

(3)	The fair market value of the underlying shares on the last day of the fiscal year ($10.14) less the exercise or base price. Excludes out-of-the-money options.

EMPLOYMENT AGREEMENTS

The Company has entered an employment agreement with Mr. Hollis providing that if Mr. Hollis’ employment is terminated without cause, Mr. Hollis shall be entitled to the following: (i) base salary through the date of termination, (ii) annual base salary in effect at the time of termination times five, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Hollis times five, (iv) immediate vesting of all unvested stock options of the Company held by Mr. Hollis, and the continuation of the exercise period of all stock options held by Mr. Hollis until the final expiration of the original terms of such stock options, and (v) continued receipt for three years of all employee benefit plans and programs in which Mr. Hollis and his family were entitled to participate immediately prior to the date of termination. The employment agreement further provides that if Mr. Hollis’ employment is terminated within one year of the occurrence of a change in control of the Company, upon execution by Mr. Hollis of a waiver and release of claims, the new company shall pay Mr. Hollis’ the same benefits described in (i) through (v) above.

Mr. Burgess’ employment arrangement with the Company provides that if Mr. Burgess’ employment is terminated without cause, he will receive one year’s severance pay, with benefits in place throughout the severance period. Additionally, his stock options will continue to vest throughout the severance period, with 90 days beyond that to exercise.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the compensation paid to the Company’s executive officers. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Compensation Committee (the “Committee”) of the Board of Directors reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry. During 2001, the Committee was composed of two outside directors, Mr. McDonnell and Mr. Bagley.

Compensation Philosophy

The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other pharmaceutical and biotechnology companies. Compensation for the Company’s executive officers consists of a base salary and potential incentive cash bonuses, as well as incentive compensation through stock options and matching contributions by the Company into 401(m) accounts.

Base Salary

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from a survey prepared by a consulting company (e.g., the

2001 Report on Executive Compensation in the Biopharmaceutical Industry). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent with sound personnel practices.

Bonus Payments

Cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Bonus payments, if any, to executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company’s goals and objectives and individual performance relative to corporate performance and individual goals and objectives.

Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review. Bonus payment recommendations for the CEO are initiated by the Committee.

Long-Term Incentives

To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options generally under the 1997 Plan. The Board believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance. The compensatory and administrative features of the 1997 Plan conform in all material respects to the design of standard comparable plans in the industry and are, in the Committee’s estimation, fair and reasonable.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Hollis’ base salary for 2001 was $400,000, representing an increase of $37,000 from 2000. Mr. Hollis’ base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. Mr. Hollis’ bonus was based in part on the many accomplishments of the Company in 2001, including, among other things, the presenting of positive clinical data at major medical meetings; the ongoing demonstration of preclinical activity of the Company’s compounds in a wide variety of diseases; the development of two new routes of delivery (buccal and subcutaneous); initiation of clinical trials with HE2200; the continued expansion of the Company’s patent portfolio; the establishment and development of various domestic and international relationships between the Company and businesses and other organizations throughout the world; and the expansion of the Company’s research and development team.

Section 162(M)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Re	spectfully submitted by:

CO	MPENSATION COMMITTEE
Bre	ndan R. McDonnell, Chairman
J. Paul Bagley

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of Mr. McDonnell and Mr. Bagley. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison(1)

The following graph compares changes through December 31, 2001, in the cumulative total return on Hollis-Eden Common Stock, a broad market index, namely the NASDAQ Stock Market U.S. Index (the “NASDAQ Index”) and an industry index, namely the NASDAQ Pharmaceuticals Stocks Index (the “Industry Index”). The NASDAQ Pharmaceuticals Stocks Index comprises all companies listed on the NASDAQ Stock Market under SIC 283. All values assume reinvestment of the full amount of all dividends as of December 31 of each year.

Comparison of Cumulative Total Return on Investment

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Transactions

On May 22, 1998, the Company entered into a promissory note with Richard B. Hollis in the amount of $200,000. Interest is at 5.5% per annum. The note is due and payable in full on May 22, 2003.

In March 1999, we entered into a consulting agreement with Jacmar/Viking, L.L.C. William H. Tilley, one of our directors, is a principal of Jacmar/Viking. As consideration for such consulting services, we issued to Jacmar/Viking a warrant to purchase an aggregate of 500,000 shares of Hollis-Eden common stock at an exercise price of $20.50 per share. The warrant is not subject to any vesting provisions and expires in March 2003.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors

Ric	hard B. Hollis
Chairman of the Board, President
Chief Executive Officer

May 10, 2002

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10–K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOLLIS-EDEN PHARMACEUTICALS, INC., 4435 EASTGATE MALL, SUITE 400, SAN DIEGO, CALIFORNIA 92121.

HOLLIS-EDEN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2002

The undersigned hereby appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at San Diego Marriott La Jolla, 4240 La Jolla Village Drive, San Diego, CA 92037, on Friday, June 21, 2002, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Please Detach and Mail in the Envelope Provided

A [X] Please mark your
votes as in this
example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, AND 3.

Proposal 1.    To elect two Class II directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed at right (except as marked to the contrary below)    [_]         Nominees:    Thomas Charles Merigan, Jr., M.D.
Brendan R. McDonnell

WITHHOLD AUTHORITY to vote for all nominees listed at right    [_]

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below

Proposal 2.    To approve the Company’s 1997 Incentive Stock Option Plan, as amended.

FOR                            AGAINST                             ABSTAIN

[_]                                    [_]                                           [_]

Proposal 3.    To ratify the selection of BDO Seidman LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

FOR                            AGAINST                             ABSTAIN

[_]                                    [_]                                           [_]

Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.

Signature(s) ______________________	_____________________________________	DATED _______________ , 2002
Name of stockholder (if other than individual)

NOTE:  Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.